QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.1

PATNI COMPUTER SYSTEMS LIMITED

EMPLOYEE STOCK OPTION PLAN

1.     Name, Objective and Term of the Plan

1.1
This Plan shall be called the "Patni ESOP 2003"

(a)
The objective of the Patni ESOP 2003 is to provide an incentive to attract, retain and reward Employees performing Services for the Participating Companies and by motivating such Employees to contribute to the growth and profitability of the Participating Companies.

(b)
The Patni ESOP 2003 is established effective as from 30th June, 2003 (the "Effective Date") or on such other date as may be decided by the Board of Directors of the Company and shall continue to be in force until (i) its termination by the Board or (ii) if the Company does not have an Initial Public Offering on a Recognized Stock Exchange within 48 months of the Effective Date or (iii) the date on which all of the Shares available for issuance under the Patni ESOP 2003 have been issued and all restrictions on such Shares under the terms of the Patni ESOP 2003 if any and the agreements evidencing Options granted under the Patni ESOP 2003 have lapsed, whichever is earlier.

(c)
The Board of Directors may subject to compliance with Applicable Laws, at any time alter, amend, suspend or terminate the Patni ESOP 2003.

2.     Definitions

2.1
The terms defined in this Patni ESOP 2003 shall for the purposes of this Patni ESOP 2003, have the meanings herein specified and terms not defined in this Patni ESOP 2003 shall have the meanings as defined in the SEBI Act, 1992, the Securities Contracts (Regulation) Act, 1956, the Companies Act, 1956, the SEBI (Disclosure and Investor Protection) Guidelines 2000 and the SEBI (Employee Stock Option Scheme & Employee Stock Purchase Scheme) Guidelines, 1999, or in any statutory modifications or re-enactments thereof, as the case may be.

(a)
"Agreement" means the employee stock option agreement between the Company and the Option Grantee evidencing the terms and conditions of an individual Employees Stock Option. The Agreement is subject to the conditions of Patni ESOP 2003.

(b)
"Applicable Law" means the legal requirements relating to Stock Options Plans, including, without limitation, the Companies Act, 1956, the SEBI Act, the SEBI Guidelines and all relevant tax, securities, exchange control or corporate laws of India, or of any other relevant jurisdiction or of any stock exchange on which the shares are listed or quoted.

(c)
"Board" means the Board of Directors for the time being of the Company.

(d)
"Company" means "Patni Computer Systems Limited', or any successor thereof.

(e)
"Companies Act" means The Companies Act, 1956 and any statutory modifications or reenactments thereof.

(f)
"Compensation Committee" means a Compensation Committee constituted by the Board Of Directors from time to time to administer the Patni ESOP 2003.

(g)
"Director" means a member of the Board of the Company.

  (h)
  "Employee" means (i) a permanent employee of the Company working in India or out of India; or (ii) a director of the Company, whether a whole time director or not; or (iii) an employee as defined in sub-clauses (i) or (ii) of a subsidiary, in India or out of India, or of a holding company of the Company, save and except that (i) an employee who is a promoter or belongs to the promoter group shall not be eligible to participate in the Plan and (ii) a director who either by himself or through his relatives or through any body corporate, directly or indirectly holds more than 10% of the outstanding Shares of the Company shall not be eligible to participate in the Patni ESOP 2003.

  (i)
  "Employee Stock Option" means the option given to Employees, which gives such Employees the benefit or right to purchase or subscribe at a future date the securities offered by the Company at a pre-determined price.

  (j)
  "Eligibility Criteria" means the entitlement for offering the Employee Stock Options as may be determined from time to time by the Compensation Committee.

  (k)
  "Exercise" means making of an application by an Employee to the Company for issue of Shares against Employee Stock Options vested in him in pursuance of the Patni ESOP 2003, and paying the Exercise Price for the Employee Stock Options.

  (l)
  "Exercise Period" means such time period as stipulated in each Employees Option Agreement, after Vesting within which the Employee should exercise his right to apply for Shares against the Employee Stock Option vested in him in pursuance of the Patni ESOP 2003.

  (m)
  "Exercise Price" means the price payable by an Employee for exercising the Employee Stock Option granted to him in pursuance of the Patni ESOP 2003.

  (n)
  "Fair Market Value" means as of any date till the Company is listed, the value of a Share as determined by the Compensation Committee and after the Company gets listed, the average of the daily high low prices for Shares of the Company for period of two weeks preceding the date of the Grant.

  (o)
  "Grant" means issue of Employee Stock Options to Employees under the Patni ESOP 2003.

  (p)
  "Initial Public Offering" or "IPO" means an Initial Public Offering by the Company on Recognised Stock Exchange/s.

  (q)
  "Option Grantee" means an Employee having a right but not an obligation to exercise an Employee Stock Option in pursuance of the Patni ESOP 2003.

  (r)
  "Parent company" means any future holding company of the Company.

  (s)
  "Participating Company/Companies" means any or all of the Company or its Parent Company or any of its Subsidiary Companies, as the context may require.

  (t)
  "Permanent Incapacity" means any disability of whatsoever nature be it physical, mental or otherwise which incapacitates or prevents or handicaps an Employee from performing any specific job, work or task which the said Employee was capable of performing immediately before such disablement as determined by the Compensation Committee based on a certificate of a medical expert of their choice.

  (u)
  "Retirement" means retirement as per the rules of the relevant Participating Company.

  (v)
  "Register" means the Register of Option Grantees to be maintained by the Company.

  (w)
  "Recognised Stock Exchange" means the BSE, NSE or any other Stock Exchange in India as agreed by the Board on which the Company's Shares are listed or to be listed.

  (x)
  "Scheme/Plan/Patni ESOP 2003" means this Patni ESOP 2003 scheme under which the Company will grant Employee Stock Options to Employee.

  (y)
  "SEBI Act" means the Securities & Exchange Board of India Act, 1992 as amended, and includes all regulations and clarifications issued thereunder.

  (z)
  "SEBI Guidelines" means the Securities and Exchange Board of India (Employee Stock Option Scheme and Employee Stock Purchase Scheme) Guidelines, 1999, as amended and includes all regulations and clarifications issued thereunder.

  (aa)
  "Shares" means equity shares of the Company arising out of the exercise of Employee Stock Options granted under the Patni ESOP 2003.

  (bb)
  "Subsidiary company" means any present or future subsidiary company of the Company, as defined in the Companies Act, 1956.

  (cc)
  "Vesting" means the process by which the Option Grantee is given the right to apply for Shares of the Company against the Employee Stock Option granted to him in pursuance of the Patni ESOP 2003.

  (dd)
  "Vesting Period" means the period during which the Vesting of the Employee Stock Option granted to the Employee, in pursuance of the Patni ESOP 2003 takes place.

  (ee)
  "Vested Option" means an Employee Stock Option in respect of which the relevant Vesting Period is over and the Option Grantee has become eligible to exercise the Employee Stock Option.

  (ff)
  "Unvested Option" means an Employee Stock Option in respect of which the relevant Vesting Period is not over and the Option Grantee has not become eligible to exercise the Employee Stock Option.

  (gg)
  "Service" means the Option Grantee's employment with a Participating Company, in the capacity of an Employee. The Option Grantee's employment shall not be deemed to be terminated merely because of a change in the capacity in which the Option Grantee renders employment to a Participating Company or is employed by another Participating Company, provided that there is no interruption or termination of the Option Grantee's employment. An Option Grantee's employment shall be deemed to be terminated if a Participating Company (to which the Option Grantee renders employment) ceases to be a Participating Company. Subject to the foregoing, the Compensation Committee of the Company, in its sole discretion, shall determine whether an Option Grantee continues in employment of a Participating Company and which determination shall be binding and final.

2.2   Interpretation

        In this Plan, unless the contrary intention appears:

  (a)
  the clause headings are for ease of reference only and shall not be relevant to interpretation;

  (b)
  a reference to a clause number is a reference to its sub-clauses; c) words in singular number include the plural and vice versa; d) words importing a gender include any other gender;

  (e)
  a reference to a clause is a reference to a clause or sub-clause of this Patni ESOP 2003;

  (f)
  a reference to a Schedule includes a reference to any part of that Schedule which is incorporated by reference.

3.     Scope of Patni ESOP 2003

3.1
A Special Resolution has been passed at the Annual General Meeting of the Company held on 30th June 2003, authorising the Board to issue Shares (under the Patni ESOP 2003) to eligible Employees, but not more than 1,11,42,085 Shares of the Company.

3.2
If an Employee Stock Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares, which were subject thereto, shall become available for future Grant or sale under the Patni ESOP 2003 (unless the Patni ESOP 2003 stands terminated under Clause 1.1(b)).

3.3
Where Shares are issued consequent upon exercise of an Employee Stock Option under the Patni ESOP 2003 the maximum number of Shares, which are subject to the Employee Stock Options referred to in Clause 3.1 above will stand reduced to the extent of such Shares issued.

3.4
The Exercise Price for each Employee shall be stipulated in his/her respective Agreement.

4.     Administration

4.1
Administration—The Patni ESOP 2003 shall be administered by the Compensation Committee. All questions of interpretation of the Patni ESOP 2003 or any Employee Stock Option shall be determined by the Compensation Committee and whose determination shall be final and binding upon all persons having an interest in the Patni ESOP 2003 or such Employee Stock Option.

4.2
The Compensation Committee shall in accordance with this Plan and Applicable Laws, determine the detailed terms and conditions of the Employee Stock Options, including but not limited to:

(a)
The quantum of Employee Stock Options to be granted under the Patni ESOP 2003 per Employee and in aggregate;

(b)
The Eligibility Criteria;

(c)
The conditions under which Employee Stock Option vested in Employees may lapse in case of termination of employment for misconduct;

(d)
The Exercise Period within which the Employee should Exercise the Employee Stock Option and that Employee Stock Option would lapse on failure to Exercise the Option within the Exercise Period;

(e)
The specified time period within which the Employee shall Exercise the Vested Options in the event of termination or resignation of an Employee;

(f)
The schedule for Vesting for the Exercise of Employee Stock Options by eligible Employees within the Exercise Period;

(g)
The procedure for making a fair and reasonable adjustment to the number of Employee Stock Options and to the Exercise Price in case of corporate action such as rights issues, bonus issues, merger, sale of division and others. In this regard the following shall be taken into consideration by the Compensation Committee:

(i)
the number and the price of the Patni ESOP 2003 shall be adjusted in a manner such that the total value of the Patni ESOP 2003 remains the same after the corporate action;

(ii)
for this purpose, global best practices in this area including the procedures followed by the derivative markets in India and abroad shall be considered;

(iii)
the Vesting Period and the life of the Employee Stock Options shall be left unaltered as far as possible to protect the rights of the Option Grantee

  (h)
  The Grant, vest and Exercise of Employee Stock Option in case of Employees who are on long leave;

  (i)
  The procedure for cashless exercise of Employee Stock Options, if required;

  (j)
  Frame suitable policies and systems to ensure that there is no violation of (a) Securities and Exchange Board of India (Insider Trading) Regulations, 1992; and (b) Securities and Exchange Board of India (Prohibition of Fraudulent and Unfair Trade Practices relating to the Securities Market) Regulations, 1995, by any Employee;

  (k)
  The Exercise Price;

  (l)
  Approve forms, writings and/or agreements for use in pursuance of the Plan.

5.     Employee Stock Options

5.1   Eligibility for grant of Employee Stock Options

  Only Employees of Participating Company are eligible for being granted Employee Stock Options.

  (a)
  Neither the Patni ESOP 2003 nor any Employee Stock Option shall confer upon any Option Grantee any right with respect to continuing the Option Grantee's relationship as Employee with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate such relationship at any time, for any reason whatsoever.

5.2   Grant

  (a)
  The Compensation Committee will identify eligible Employees based on the Eligibility Criteria. The Compensation Committee would then Grant them an Employee Stock Option to buy Shares of the Company by way of a grant intimation, on terms as are stipulated in the Patni ESOP 2003.

  (b)
  Each Employee Stock Option shall be designated in the Agreement.

5.3   Terms and conditions of Employee Stock Options

  Employee Stock Option shall be evidenced by the Agreement specifying the number of Shares covered thereby, in such form as the Compensation Committee shall from time to time determine. Such Agreements shall be deemed to incorporate all of the terms of the Patni ESOP 2003, as if the same were set out therein.

5.4   Vesting and Vesting Periods

  The minimum Vesting Period of an Employee Stock Option shall not be less than a period of 12 months from the date of Grant Option.

5.5   Non transferability of Employee Stock Options

  (a)
  Employee Stock Options shall not be transferable to any person except in the event of death of the Option Grantee in accordance with 5.6(a).

  (b)
  No person other than the Employee to whom the Employee Stock Option is granted shall be entitled to Exercise the Employee Stock Option except in the event of the death of the Option Grantee in accordance with 5.6(a).

  (c)
  The Employee Stock Option shall not be pledged, hypothecated, mortgaged or otherwise alienated in any other manner.

5.6   Exercise of Employee Stock Options in the case of separations of an Employee from the Participating Company

  Subject to 5.4(i):

  (a)
  In the event of the death of an Employee while in employment with a Participating Company, all the Vested and Unvested Options may be Exercised by the Option Grantee's nominee immediately after, but in no event later than six months from the date of death.

  (b)
  In the event of separation of an Employee from the Participating Company due to reasons of Permanent Incapacity the Option Grantee may Exercise his or her Vested as well as Unvested Option immediately after Permanent Incapacity but in no event later than six months from the date of separation from employment.

  (c)
  In the event of resignation from employment for reasons of normal retirement or a retirement specifically approved by the Participating Company, (i) all Vested Options should be exercised by the Option Grantee immediately after, but in no event later than six months from the date of such Option Grantee's retirement, but (ii) all Unvested Options will lapse as on the date of such retirement, unless otherwise determined by the Compensation Committee and which determination will be final and binding.

  (d)
  In the event of resignation from employment, all Unvested Options, on the date of last working day subsequent to resignation, shall expire and stand terminated with effect from that date. However, all Vested Options, as on that date of such last working day, shall be exercised by the employee immediately but not later than 30 days from the date of such last working day.

  (e)
  In the event of abandonment of employment by an Option Grantee without the relevant Participating Company's consent, all Employee Stock Options including Vested Options but which were not exercised at the time of abandonment of employment, shall stand terminated with immediate effect. The Compensation Committee, at its sole discretion shall decide the date of abandonment by an Employee and which decision shall be binding on all concerned.

  (f)
  In the event of termination of the employment of an Option Grantee due to breach of policies of the relevant Participating Company or the terms of employment, all Employee Stock Options, including Vested Options but which were not exercised at the time of such breach shall stand terminated with effect from the date of such breach.

  (g)
  In the event of the Company being reconstituted or amalgamated or merged, the Board shall (prior to such reconstruction or amalgamation or merger) in accordance with Applicable Law and the recommendations of the Compensation Committee decide as to how all Unvested Options granted to Option Grantees will Vest and all Option Grantees will abide by the determination of the Board.

6.     Rights of the Option Grantee

6.1
The Employee shall not have right to receive any dividend or to vote or in any manner enjoy the benefits of a shareholder in respect of Employee Stock Option, till Shares are allotted on Exercise of Employee Stock Option.

6.2
Nothing herein is intended to or shall give the Option Grantee any right or status of any kind as a shareholder of the Company in respect of any Shares covered by the Grant unless the Option Grantee Exercises the Employee Stock Option and becomes a registered holder of the Shares.

6.3
If the Company issues Bonus or Rights Shares, the Option Grantee will not be eligible for the Bonus or Rights Shares as Option Grantee. Only if the Employee Stock Options are Vested and Exercised, the Employees will be entitled for Bonus or Rights Shares as other shareholders.

7.     Payment of Exercise Price

  Form of Consideration Authorised—Payment of the Exercise Price for the Shares being purchased pursuant to any Employee Stock Option shall be made by cheque drawn in favour of the Participating Company.

8.     Deduction of Tax

  The relevant Participating Company shall have the right to deduct from the salary, for any obligation towards tax deduction arising in connection with the Employee Stock Option or the Shares acquired upon the Exercise thereof. The Company shall have no obligation to deliver Shares or to release Shares from an escrow established in pursuance of the Agreement until the Participating Companies' tax deducting obligations, if any have been satisfied by the Option Grantee.

9.     Employee Stock Option

  Unless otherwise provided by the Compensation Committee at the time the Employee Stock Option is granted, the Employee Stock Option shall comply with and be subject to the terms and conditions set forth in the Agreement as approved by the Compensation Committee.

10.   Consequence of Failure to Exercise Employee Stock Option.

  The amount paid by the Employee, if any, at the time of Grant:

  10.1
  may be forfeited by the Participating Company if the Employee Stock Option is not Exercised by the Employee within the Exercise Period; or

  10.2
  the amount may be refunded to the Employee if the Employee Stock Option is not Vested due to non- fulfillment of conditions relating to Vesting of Option as per the Patni ESOP 2003.

11.   Authority to vary terms

  The Compensation Committee shall subject to the SEBI Guidelines and Applicable Laws have the authority from time to time to vary the terms of any of the Agreements, provided, however, that the terms and conditions of any such new, revised or amended Agreements shall be in accordance with the terms of the Patni ESOP 2003.

12.   Buy Back of Shares

  If the Company does not have an IPO within a period of 6 months and one day after the allotment of the Shares to an Option Grantee then subject to compliance with all Applicable Laws, the Articles of the Company and after obtaining all requisite Shareholders and Board consents as required, the Company may offer to purchase such Shares which have been issued to such Option Grantees. All such Option Grantees shall thereupon of their own free will and volition sell all of their Shares to the Company at the current Fair Market Value without any let, delay or hindrance, within a period of three (3) months from the date of such offer.

13.   Termination or Amendment of Patni ESOP 2003

  Subject to compliance with Applicable Laws, the Board may terminate or amend the Patni ESOP 2003 at any time.

14.   Miscellaneous

14.1 Government Regulations

  This Patni ESOP 2003 shall be subject to all Applicable Laws, and approvals from governmental authorities. The Grant and the allotment of shares under this Patni ESOP 2003 shall also be subject to the Company requiring Employees to comply with all Applicable Laws and be subject to the approval of the Company's Counsel.

14.2 Inability to obtain authority

  The inability of the Company to obtain authority from any regulatory body having jurisdiction, or under any Applicable Laws for the lawful issuance and sale of any Shares hereunder shall relieve and wholly discharge the Company of any and all liability in respect of the failure to issue or sell such Shares.

  (a)
  nothing in this Patni ESOP 2003 shall be construed as affording an Employee any additional right as to compensation or damages in consequence of the termination of his employment for any reason.

  (b)
  This Patni ESOP 2003 shall not confer on any Employee any legal or equitable rights against the Company or any Participating Company either directly or indirectly or give rise to any cause of action in law or equity against the Company or any Participating Company.

  (c)
  The Grant of an Option does not and shall not prevent the Company or any Participating Company from suspending, terminating, retrenching or adopting any disciplinary proceedings against any Option Grantee.

15.   Notices

  All notices of communications required to be given by the Company to Option Grantee by virtue of this Patni ESOP 2003 shall be in writing at the addresses available in the records of the Company and any notice to be given by an Option Grantee to the Company shall be at the addresses mentioned below:

  Company Address or to such other address as the Company may notify to the Employees from time to time.

16.   Governing Law and Jurisdiction

16.1
The terms and conditions of the Patni ESOP 2003 shall be governed by and construed in accordance with the laws of India.

16.2
The High Court of Bombay shall have jurisdiction in respect of any and all matters, disputes or differences arising in relation to or out of this Patni ESOP 2003, and the Company and all Employees shall submit themselves to the jurisdiction of the High Court of Bombay in connection with this Patni ESOP 2003.

16.3
Nothing in this Clause will however limit the right of the Company to bring proceedings against any Employee in connection with this Patni ESOP 2003:

(i)
in any other court of competent jurisdiction; or

  (ii)
  concurrently in more than one jurisdiction.

17.   General Risks

  Participation in this Patni ESOP 2003 shall not be construed as any guarantee of return on the equity investment. Any loss due to fluctuations in the market price of the equity and the risks associated with the investment is that of the Employee alone.

18.   Income Tax Rules

  The applicable Income Tax Laws and Rules as in force will be applicable.

QuickLinks

  Exhibit 10.1
PATNI COMPUTER SYSTEMS LIMITED EMPLOYEE STOCK OPTION PLAN